Exhibit 10.16

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RESEARCH FUNDING AGREEMENT

BETWEEN

THE RECTOR AND VISITORS OF THE

UNIVERSITY OF VIRGINIA

AND

22nd CENTURY LIMITED, LLC

This Research Funding Agreement is entered into as of December 14, 2016 (the “Agreement”), by and between The Rector and Visitors of the University of Virginia, a not-for-profit Virginia educational institution of the Commonwealth of Virginia located at 1001 North Emmet Street, Charlottesville, Virginia 22903 ("University"), and 22nd Century Limited, LLC, a for-profit Delaware limited liability company with its principal place of business at 9530 Main Street, Clarence, New York 14031 ("Sponsor"), for the purposes as hereinafter set forth.

WHEREAS University and Sponsor are parties to a Research Funding Agreement effective November 10, 2011 (the “RFA”), the purpose of which was to conduct a research project entitled [*]; and

WHEREAS, on May 15, 2014, University and Sponsor entered into a Modification #1 to the RFA, the purpose of which was to expand the scope of the [*]; and

WHEREAS, University and Sponsor desire to continue the [*], and also to expand their relationship to incorporate a distinct and additional line of research focused on the development of Biological Platforms for Industrial Hemp Research and Production (the “Industrial Hemp Research”);

NOW, THEREFORE, in consideration of the mutual premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound do hereby mutually agree as follows:

1.       STATEMENT OF WORK: University agrees to use reasonable efforts to accomplish the research described in the statement of work incorporated herein as ATTACHMENT A. ("Research"). Any changes to the Research must be made by mutual agreement in writing between Sponsor and University.

2.       INDEPENDENT CONTRACTORS: With respect to its relation to Sponsor under this Agreement, University is an independent contractor and shall be free to exercise its discretion and independent judgment as to the method and means of performing the Research. University and its employees and students shall not, by virtue of this Agreement, be employees of Sponsor and, accordingly, shall not be entitled to any benefits or privileges provided by Sponsor to its employees.

3.       TECHNICAL SUPERVISION: University's Project Director for the Research shall be Michael P. Timko, and University shall not change its Project Director without prior written approval of Sponsor. Sponsor’s Project Director shall be Paul Rushton, and Sponsor shall not change its Project Director without written notice to University.

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4.       PERIOD OF PERFORMANCE: Performance under this Agreement shall begin on November 1, 2016 and shall not extend beyond the estimated completion date of December 31, 2019 (“Term”) unless the Term is further extended for additional periods under terms as may be mutually agreed upon in writing. Sponsor agrees to give University notice in writing of its intention to continue the Research not less than sixty (60) days prior to the completion date specified herein.

5.       SCHEDULE FOR REPORTS AND/OR DELIVERABLES: The schedule for delivery of reports or deliverables (“Research Deliverables”) shall be as listed in ATTACHMENT A. Any changes to this schedule must be made by mutual agreement in writing.

6.       COST AND PAYMENT:

(a)       This is a cost-reimbursement contract. Sponsor shall reimburse University for all direct and indirect costs incurred in the performance of the Research up to the amount of $1,010,991. The parties estimate that this amount is sufficient to complete the Research; provided, however, that if the funds are exhausted before the Research is completed, the University Project Director shall, at the option of Sponsor, either submit a report on what has been accomplished to date, or shall provide an estimate of further funds required to complete the Research and shall continue if such funds are provided by Sponsor. Any tangible materials or supplies provided by or at the direction of Sponsor to University as part of the Research shall be considered an in-kind contribution to the Research to be used by University solely as directed by Sponsor and subject to a material transfer agreement acceptable to Sponsor.

(b)       Sponsor shall reimburse University for the total cost specified in SUBARTICLE (a) above in monthly payments. University shall provide to Sponsor each month an invoice for the work completed. Checks shall be made payable to the University of Virginia and mailed to: Office of Sponsored Programs, P.O. Box 400195, Charlottesville, Virginia 22904-4195. Each payment must reference the Research project title and University Project Director for purposes of identification.

(c)       Should a payment become sixty (60) days past due, University reserves the right to suspend performance of this Agreement until such payment is received.

7.       INTELLECTUAL PROPERTY, DATA, TANGIBLE BIOLOGICAL MATERIALS AND OTHER WORK PRODUCTS: The basic policy of the University, and one of the purposes of this Agreement, is to ensure that the results of sponsored research are applied in a manner which best serves the interests of the University and the public while also protecting the interests of the Sponsor. In furtherance of this purpose and policy, the following provisions are mutually agreed to:

(a)       For avoidance of doubt, ownership and other rights in and to pre-existing intellectual property of the parties shall not be affected by this Agreement or its performance; except that University shall have a limited right to utilize Sponsor's pre-existing intellectual property specifically provided by Sponsor to University for such purpose as may be reasonably necessary for performing the Research.

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(b)       University and Sponsor will be collaborating closely in the Research. University and Sponsor shall jointly own all right, title and interest, including all patents, copyrights, plant variety rights and other intellectual property rights, in and to all inventions, copyrighted materials, biological materials, software, data or other work product conceived, created or developed in the performance of this Agreement, or otherwise resulting from the Research, by employees, faculty, staff, agents, students or other personnel of University or under the direction of University (“Research IP”). Research IP will be jointly owned by University and Sponsor and each joint owner will have an equal, undivided interest in and to such Research IP, including without limitation in and to all intellectual property therein in all countries, without accounting to the other, except as expressly provided under this Agreement and the Exclusive License Agreement between University and Sponsor described under paragraph (g) below. As provided above, University hereby grants and assigns to Sponsor such joint ownership rights in any and all Research IP, and University shall take all action and shall execute, and shall cause the employees of University and its affiliates to execute, such agreements and documents as may be necessary or advisable under law to effectuate the intent of this paragraph (b), including without limitation all documents deemed necessary by Sponsor to reflect such joint ownership. Sponsor shall own the entire right, title and interest, in and to all Intellectual Property conceived or developed by employees of Sponsor.

(c)       University will promptly provide Sponsor with confidential written disclosures of any Research IP (“Disclosure”). University will also provide to Sponsor or any designee of Sponsor, as requested by Sponsor, quantities of Tangible Biological Materials as requested from time to time by Sponsor, subject only to the availability of the quantities requested by Sponsor from University. Such transfer of Tangible Biological Materials from University to Sponsor or its designee, as well as any transfer of Tangible Biological Materials included in any Research Deliverables, shall be without restriction or limitation of any kind except as expressly provided in the Exclusive License Agreement between University and Sponsor of an even date herewith described under paragraph (g) below.

(d)       Sponsor may in its discretion and at its expense file and prosecute all patent applications, copyrights, and plant variety registrations for Research IP. Any decision to pursue protection of Research IP will be made in consultation with University.

(e)       Within one hundred and eighty (180) days from the filing of a provisional or other initial U.S. patent application or application for copyright registration for Research IP, Sponsor and University shall mutually agree upon those foreign countries in which patent or copyright applications should be filed. Neither Sponsor nor University shall be obligated to file in any given foreign country. After Sponsor and University have decided mutually in which foreign countries applications should be filed, the cost of filing and prosecuting any such foreign applications, including government fees, attorney’s fees and translation fees, shall be borne by Sponsor. Rights to such foreign countries shall be included in the Exclusive License Agreement between University and Sponsor of an even date herewith described under paragraph (g) below. With respect to a foreign country, Sponsor may discontinue assuming the costs of such filing and prosecution costs upon sixty (60) days written notice to University, and University may thereafter elect to assume responsibility for such filing and costs. Upon such discontinuance by Sponsor, the exclusive rights in those foreign countries shall be removed from the Exclusive License Agreement between University and Sponsor of an even date herewith described under paragraph (g) below.

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(f)       University hereby grants to Sponsor a co-exclusive, non-transferable, royalty-free license to all Research IP for internal research and development purposes.

(g)       With respect to any and all Research IP, University hereby grants to Sponsor an exclusive, worldwide, commercial and royalty-bearing license to any and all of University’s rights in the Research IP, in all fields of use, including but not limited to the agricultural field of use and the medicinal field of use, as further provided in the Exclusive License Agreement of an even date herewith executed by the parties in conjunction with this Agreement.

(h) It is anticipated that the performance of the Research may result in the development of [*] ("Tangible Biological Materials"). Sponsor is hereby granted an exclusive, worldwide commercial license to University’s rights in such Tangible Biological Materials ("TBM License"), as further provided in the Exclusive License Agreement between University and Sponsor of an even date herewith described under paragraph (g) above. Such TBM License will not require the payment of any additional royalties or fees to University above and beyond the royalties due under the Exclusive License Agreement between University and Sponsor described under paragraph (g) above.

(i) University will not, by action or inaction, cause or allow any Tangible Biological Materials to be disclosed, given, made available, distributed, conveyed or transferred by any means (“Transferred”) to any third party. No exceptions are permitted to this restriction except by the prior written consent of Sponsor. University will not abandon control of any of the Tangible Biological Materials. In the event University desires to abandon control of any of the Tangible Biological Materials, then University shall deliver all such Tangible Biological Materials to Sponsor promptly after University receives written authorization from Sponsor. In the event University relinquishes control of any part of any location containing Tangible Biological Materials, University will inform Sponsor in writing at least thirty (30) days in advance of such relinquishment and, unless Sponsor requests otherwise in writing, University will destroy the Tangible Biological Materials located at such location before a third party acquires possession or control of such location.

(j) All rights granted to Sponsor under this Agreement and the Exclusive License Agreement are subject to a reservation of non-commercial, academic rights by University to use and practice the Licensed Know-How and Licensed Patents (as defined in the Exclusive License Agreement between University and Sponsor described under paragraph (g) above) solely for internal, non-commercial, educational, research, teaching, training and other scholarly purposes, including but not limited to sponsored non-commercial, educational research and collaborations, as well as University may use and practice the Licensed Know-How (but not the Licensed Patents) in sponsored research and collaborations with for-profit entities, but in all events and in all cases under this Section 7(j) excluding without limitation any sharing, teaching or other communication or transmission of any information, consideration and/or tangible and intangible items supplied by or at the direction of Sponsor and any Tangible Biological Materials. Notwithstanding the above, nothing in this Agreement, the Exclusive License Agreement, or the TBM License shall be construed as granting to University the right to use any Tangible Biological Materials or any information, consideration and/or tangible and intangible items supplied by or at the direction of Sponsor for any purpose other than performing for Sponsor the research expressly authorized under this Agreement. All information provided to University or obtained by University regarding the supply and the suppliers of any tangible biological materials to be delivered or provided to University by or at the direction of Sponsor (“Supplied TBM”) shall be the Proprietary Information of Sponsor, and University shall not contact, solicit, contract with and/or enter into any agreement or understanding with, either directly or indirectly, any third party suppliers of Supplied TBM; provided, however, that this provision shall only apply to one (1) third-party supplier that will provide Supplied TBM to University at the direction of Sponsor, which supplier shall be identified in writing by Sponsor to University in ATTACHMENT B hereto (the “Named Supplier”) after the execution by the parties of both this Agreement and the Exclusive License Agreement between Sponsor and University as described under paragraph (g) above. Sponsor represents to University that the agreements between Sponsor and the Named Supplier contain restrictions on the Named Supplier not being permitted to contact, solicit, contract with and/or enter into any agreement or understanding with any third-party entities with whom Sponsor is sponsoring research, which will include but not be limited to University and the University of Virginia Licensing and Ventures Group.

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(k)       Sponsor hereby acknowledges that, as permitted by applicable state law, the University’s intellectual property rights in the Research IP and corresponding obligations of the University will be assigned to the University of Virginia Licensing and Ventures Group, in which instance the University of Virginia Licensing and Ventures Group will satisfy the University’s intellectual property responsibilities under this ARTICLE 7.

8.       EXPORT CONTROLS: It is understood that University is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities, and that its obligations hereunder are contingent on compliance with applicable U.S. export laws and regulations (including the Arms Export Control Act, as amended, and the Export Administration Act of 1979). The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by Sponsor that Sponsor will not re- export data or commodities to certain foreign countries without prior approval of the cognizant government agency. While University agrees to cooperate in securing any license which the cognizant agency deems necessary in connection with this Agreement, University cannot guarantee that such licenses will be granted.

9.       PROPRIETARY INFORMATION: As used herein, a party disclosing Proprietary Information is referred to as the “Disclosing Party” and a party receiving such Proprietary Information is referred to as the “Receiving Party.” By "Proprietary Information," the parties mean information of a confidential or proprietary nature provided by a Disclosing Party to a Receiving Party in connection with the Research. Except as provided in the next sentence, Receiving Party shall use reasonable efforts not to disclose, in whole or in part, any Proprietary Information to any third party either during the Term or for a period of three (3) years following termination of this Agreement; however, Sponsor acknowledges that University, as a public educational institution, does not have the financial resources needed to sustain liability for disclosure of Proprietary Information and cannot guarantee confidentiality. Receiving Party shall have no obligation to prevent the disclosure, in whole or in part, of Proprietary Information that is:

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(a)	Not identified as Proprietary Information in writing and appropriately marked at the time it is disclosed by Disclosing Party to Receiving Party;

(b)	Already known to Receiving Party at the time it is disclosed by Disclosing Party to Receiving Party;

(c)	Known to a third party without the wrongful act or breach of this Agreement by Receiving Party;

(d)	Rightfully received by Receiving Party from a third party on a non-confidential basis;

(e)	Approved for release by written authorization of Disclosing Party;

(f)	Developed independently by Receiving Party without the aid or benefit of Proprietary Information disclosed to Receiving Party by Disclosing Party; or

(g)	Required by law, regulation, subpoena or government or judicial order to be disclosed.

10.       PUBLICATION RIGHTS: Subject to all other provisions of this Section 10, the University and its investigators shall be free to publish, present or use any of the results arising from the performance of the Research under this Agreement for their own instructional, research or publication objectives, provided that such use does not disclose any of Sponsor's Proprietary Information as described in ARTICLE 9 hereof other than as required to communicate a scientifically appropriate description of the methods and results of the Research. This publication also allows identification of the Sponsor of the Research as a part of the publication process. At least thirty (30) days prior to submission of any publication or presentation the University and the Investigator shall submit any proposed publication or presentation to Sponsor for review and comment. Expedited reviews for abstract presentations shall be arranged if mutually agreeable to the parties. Upon notice of Sponsor to the University within such thirty (30) day period that Sponsor reasonably believes that patent applications should be filed, publication of such matter will be delayed until such patent applications have been filed, with the delay not to exceed ninety (90) days unless by mutual agreement of Sponsor and the University.

11.       USE OF SPONSOR'S OR UNIVERSITY'S NAME: Sponsor agrees that it shall not use the name of University in any advertising or publicity material or make any form of representation or statement in relation to the Research which would constitute an express or implied endorsement by University of any commercial product or service, and that it shall not authorize others to do so, without first having obtained written permission from University; provided, however, that Sponsor may use the name of University in Sponsor’s required public disclosure of the Research and results of the Research since Sponsor is a public company. Except as provided in ARTICLE 10, University agrees to be governed by the terms of this ARTICLE in the event that it wishes to make use of Sponsor's name.

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12.       EQUIPMENT: Unless otherwise stipulated, title to all equipment and supplies purchased in the performance of the Research shall vest in University. Any equipment provided by Sponsor to University for the performance of this work shall remain the property of Sponsor, and Sponsor agrees to retrieve such equipment at its own risk and expense, but with the cooperation of University, within sixty (60) days of termination of this Agreement, or title such equipment shall automatically transfer to University without need for further action by Sponsor or University.

13.       LIABILITY AND INSURANCE: Each party shall be acting as independent contractors in the performance of this work, and shall be responsible for the payment of claims for loss, personal injury, death, property damage, or otherwise arising out of any act or omission of their respective employees or agents in connection with the performance of this work for which they may be held liable under applicable law. Each party shall maintain at its sole expense adequate insurance or self-insurance coverage to satisfy its obligations under this Agreement. Nothing contained herein shall be deemed an express or implied waiver of the sovereign immunity of University or the Commonwealth of Virginia.

14. NO WARRANTIES: This Research is experimental in nature. Except as expressly set forth in this Agreement, UNIVERSITY makes no representations and extends no warranties of any kind, either express or implied with regard to THE Research. There are no express or implied warranties of merchantability or fitness for a particular purpose, or that SPONSOR use of the Research DELIVERABLES, INTELLECTUAL PROPERTY, UNIVERSITY INTELLECTUAL PROPERTY, OR UNIVERSITY PROJECT INTELLECTUAL PROPERTY will not infringe any PRE-EXISTING INTELLECTUAL PROPERTY OF THE PARTIES, third party patent, copyright, trademark, or other third party rights. UNIVERSITY makes no representation as to the usefulness of Research DELIVERABLES OR INTELLECTUAL PROPERTY. If SPONSOR chooses to exploit Research DELIVERABLES OR INTELLECTUAL PROPERTY in any manner whatsoever, SPONSOR does so At its own risk.

15.       TERMINATION:

(a)       This Agreement may be terminated (i) by Sponsor with or without cause upon not less than sixty (60) days written notice to University; provided that in the event of such termination by Sponsor, if any University student is supported under this Agreement, Sponsor shall remain responsible for the payment of such students’ costs through the end of the current academic semester; or (ii) by University immediately upon written notice to Sponsor upon failure of Sponsor to cure a material breach of this Agreement, which includes but is not limited to failure to make payments hereunder, within thirty (30) days after a written demand for performance. In the event of such termination: (i) University shall have no obligation to negotiate license agreements contemplated under this Agreement; and (ii) if any University student is supported under this Agreement, Sponsor shall remain responsible for the payment of such students’ costs through the end of the current academic semester.

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(b)       Upon termination prior to completion of the Research, Sponsor shall be responsible for payment of all University costs incurred by University in the performance of the Agreement prior to the date of the written notice of termination, and for University’s reasonable non-cancelable commitments, not to exceed the total amount authorized in ARTICLE 6.

16.       RECORDS: University agrees to retain all books, financial records and other documents relative to this Agreement for three (3) years following completion or termination of the Agreement.

17.       NOTICES: Any notice required to be given under this Agreement, and any invoice, payment, or communication associated with the performance of this Agreement shall be deemed made, if delivered either to the address given below or to such other address as may hereafter be specified in writing by the parties:

If to Sponsor:	If to University:

Henry Sicignano, III	Office of Sponsored Programs
President and Manager	Attention Director of Contracts
22nd Century Limited, LLC	University of Virginia
9530 Main Street	P.O. Box 400195
Clarence, NY 14031	Charlottesville, VA 22904-4195
Phone: 716-270-1523	Phone: 434-924-4270
Fax: 716-877-3064	Fax: 434-982-3096
Email: hsicignano@xxiicentury.com	Email: ospnoa@virginia.edu

If to Sponsor on technical matters:	If to University on technical matters:

Dr. Paul Rushton	Michael P. Timko, Professor
Vice President of Plant Biotechnology	Department of Biology
22nd Century Limited, LLC	University of Virginia
9530 Main Street	P.O. Box 400328
Clarence, NY 14031	Charlottesville, VA 22904-4328
Phone: 716-270-1523	Phone: 434-982-5817
Fax: 716-877-3064	Fax: 434-982-5626
Email: prushton@xxiicentury.com	Email: mpt9g@virginia.edu

Notice shall be deemed to have been made, if by hand upon the date so delivered; if by registered or certified mail, postage prepaid and return receipt requested, upon third day after deposit in the United States mail; if by express courier service on the date actually delivered; and if by facsimile upon receipt.

18.       UNAUTHORIZED REPRESENTATIONS: University and Sponsor shall incur no obligations pertaining to this Agreement as a result of any promise, representation, or statement by anyone without the actual authority to do so. The Director of the Office of Sponsored Programs is the authorized authority for University and Sponsor's signatory of this document is the responsible authority for Sponsor.

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19.       MODIFICATIONS AND NEGOTIATIONS: No waiver, alteration or modification of the provisions in this Agreement shall be binding unless in writing and mutually agreed upon. Any modifications or additions to this Agreement must be negotiated and approved through University’s Office of Sponsored Programs, P.O. Box 400195, Charlottesville, Va. 22904-4195 (phone: 434-924-4270; fax: 434-982- 3096). This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document. This Agreement may be executed by facsimile. The parties agree that facsimile copies of signatures have the same effect as original signatures.

20.       APPLICABLE LAWS: This Agreement shall be governed in all respects by the laws of the Commonwealth of Virginia without regard to its rules regarding conflict of laws. Any legal action involving this Agreement or the Research will be adjudicated in the Commonwealth of Virginia and the parties agree to submit to the personal jurisdiction thereof.

21.       CLAIMS: University and Sponsor shall not make any claims against each other for a failure to observe any condition herein made binding in the event that such condition is contrary to or inconsistent with any law, rule or regulation of the United States or the Commonwealth of Virginia.

22.       FORCE MAJEURE: Neither party will be liable for any failure to perform as required by this Agreement if the failure to perform is caused by circumstances reasonably beyond its control, such as labor disturbances or labor disputes of any kind, accidents, failure of any governmental approval required for full performance, civil disorders or commotions, acts of aggression, acts of God, energy or other conservation measures, explosions, failure of utilities, mechanical breakdowns, material shortages, disease, thefts, or other such occurrences.

23.       SEVERABILITY: Each paragraph and provision of this Agreement is severable from the entire Agreement; and if any provision is declared invalid, the remaining provisions shall nevertheless remain in effect.

24.       ORDER OF PRECEDENCE: In the event of any inconsistency between the terms of this Agreement and any documents attached hereto or incorporated herein, the terms of this Agreement will prevail.

25.       HEADINGS AND TITLES: All titles and article headings contained in this Agreement are inserted only as a matter of convenience and reference. They do not define, limit, extend or describe the scope of this Agreement or the intent of any of its provisions.

26.       ASSIGNMENT: Except as provided in ARTICLE 7, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assigned by University or Sponsor without the prior written consent of the other; provided, however, that Sponsor may assign this Agreement to an affiliate of Sponsor in Sponsor’s sole and absolute discretion.

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28.       WAIVER: No failure or successive failures on the part of either party to enforce any covenant or agreement, and no waiver or successive waivers of any condition of this Agreement, shall operate as a discharge of such covenant, agreement, or condition, or render the same invalid, or impair the right of either party to enforce the same in the event of any subsequent breach or breaches. No failure on the part of either party to this Agreement to exercise, and no delay in exercising, any right, power, or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right.

29.       RIGHTS AND OBLIGATIONS: The rights and obligations of ARTICLES 2, 7, 9, 11, 13, 15, 20, 21 and 26 shall survive and continue after any expiration or termination of this Agreement. Sponsor agrees to comply, and do all things necessary for University to comply, with all applicable Federal, State and local laws, regulations and ordinances, insofar as they relate to the Research.

30.       ENTIRE AGREEMENT: This Agreement and the Exclusive License Agreement between University and Sponsor described under paragraph (g) above, together with any attachments hereto and thereto and any amendment or modification that may hereafter be agreed to by the parties in accordance with ARTICLE 19, constitute the entire understanding between the parties with respect to the subject matter hereof and supersede any and all prior understandings and agreements, oral or written, between the parties relating hereto.

IN WITNESS THEREOF, the parties have executed this Agreement by their duly authorized officers as of the date first written above:

The Rector and Visitors of the	22nd Century Limited, LLC
University of Virginia

By:	By:
Name:	Henry Sicignano, III
Director of Grants and Contracts	President and Manager
Office of Sponsored Programs

I have read and understand the terms	I have read and understand the terms
and conditions contained herein:	and conditions contained herein:

Project Director,	Project Director, Sponsor
University of Virginia

By:	By:
Michael P. Timko, Professor	Paul Rushton, Vice President of Plant Biotechnology

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ATTACHMENT A

STATEMENT OF WORK

Project Title:	Directed Modification of [*] Research and Production

Principal Investigator:	Michael P. Timko

Department of Biology
University of Virginia
Charlottesville, VA 22901

Award Dates:	11/1/16 – 12/31/19

Sponsor:	22nd Century Limited, LLC
c/o Paul J. Rushton and Michael R. Moynihan
9530 Main Street
Clarence, NY 14031

Executive Summary

This is a renewal application for financial support to continue the research collaboration between the University of Virginia and 22nd Century Limited, LLC. There are two parts to the proposed study. The first part concerns a series of experiments [*]. This work is an extension of research currently underway in [*]. The second part concerns the initiation of experiments [*]. The latter studies are contingent on [*]. The current timeframe indicates that these studies may be able to initiate as early as [*].

Summary of Initial [*] Research Project Goals

Based on our prior literature, the goal of this project [*]approximately [*] with the purpose of [*]. To this end our research had two main experimental foci. The first aspect was to [*]. Our role was to confirm the [*].

The second aspect [*]. To this end, [*] and these various [*] were subsequently tested to determine whether they [*]. We tested the consequences of [*], and in some cases [*] were further tested by [*].

Detailed Results and Experimental Outcomes

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[*] were first confirmed by [*] and then by [*] and carrying out [*] have been generated. [*] for most of the [*] that were found to be still [*].

[*] To specifically [*], we generated a series of [*], using the [*]of the following [*].

The [*] of the various [*] and inserted in the [*] with either a [*] so that it would be possible to determine the [*] relative to the [*].

In generating our [*] in order to give [*] previously shown to be [*] in which [*] of the [*]are [*] with a [*].

[*]

[*] Schematic representation of the [*] used in the [*].

[*] were generated by [*] backgrounds. Using the [*]. In the course of [*]. As a result we deemed this [*] Therefore, we [*] and [*].

In an attempt to [*] that we already [*] we decided to see if we [*] plants. Following [*], a total of [*] were [*] were [*]. Unfortunately, the [*] that were still [*]. A summary of the [*] from our work [*] can be found in [*].

[*] was initially [*] as that observed with [*]. However, after making [*] we were able to [*] and as of [*] have been generated in the [*]. In all but [*]. The one interesting exception was [*] where [*] were [*]. Therefore, we [*] by [*] the [*]. It is worth noting that the [*] under the [*] of the [*].

To date, a [*] of [*] have been [*], and the [*] for [*]. Of these [*] have been [*] to [*] and [*] have already been [*]. We are awaiting the [*] of the [*].

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In addition, a [*] of [*] have been [*] for their [*] by [*] on [*] and tested for [*] have been [*] have been [*] so far. We are moving forward in [*] the rest of [*] and [*].

[*]. All [*] were eventually analyzed for their ability to [*] under [*] and in some selected cases in [*]. For [*], we determined whether the [*] simply as a consequence of [*] whether the [*] have an [*] of [*] and if this [*] throughout [*]. To do this [*] from [*] and [*] of the [*]. We then [*] the [*] with [*] to [*] similar to what would be expected during [*] following [*]. We know that [*] is a good [*], and have seen that [*] of even [*] show [*] of [*] following [*] and [*]. Most of our [*] is based on [*] following [*].

As shown in the [*] below, [*] showed that both [*] had [*]

[*] that showed [*] were subsequently sent to [*] or [*] to be included in [*] sponsored field trials. We are awaiting the results.

[*]

[*] We have previously determined that [*] to [*] and that [*] to [*]. The reported [*] of [*] and [*] led to [*], consistent with [*] of [*] and [*] both [*] compared with [*], with the effect of [*] being [*]t after [*]. Despite [*] of the [*] did not [*] of [*]. However, we were [*] to [*] that [*] were the [*] based upon our [*] generated as part of the [*]. Using the [*] was the [*] of the [*]; in contrast [*] was [*] to be [*].

Another avenue of [*] was [*] the [*] in order to [*]. It has been reported that [*] and that in the [*] the [*] of [*] is [*]. This [*] because of a [*] of [*] on [*]. Therefore, we [*] that the [*] of [*] should [*] to [*] of [*] and [*]. Based on [*] and [*], the [*] and [*] were [*] to be the [*] for [*].

To test this [*] we adopted a [*] based on the [*] and [*] of a [*] of [*] that specifically [*] and [*] the [*] were designed with [*] for the purpose of [*] and [*], and [*] with the expectation that this will [*].

We currently have [*]for the [*]; however, not all of the [*] have been [*] for [*]. We will [*] these as they [*].

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[*]

As of [*] we will have [*] most of the [*] in the [*] and have begun to take the [*] through the [*]. We have [*] many of [*]. We continue to [*] more detailed analysis to the [*] of [*] being [*], in particular [*] that are based on the [*] of [*]. Some [*] have been [*] at the [*], and some have been [*] with [*], but in general due to [*] these [*]are [*].

A detailed list of the [*] and [*] in the [*] can be [*]. Some of these [*] have already been shown to have [*] to be [*]. Based upon our [*]and [*] for the [*] and extending to the [*]. At that time we will [*] and [*].

(1) We will [*] the [*] and [*] of the various [*] showing [*]. From all the [*] we have [*] so far, [*] of [*] showed [*] on [*] based on [*] in [*]. These [*] and [*] with the [*] being the [*] in [*] with all available [*] showed that [*] of [*] and [*] did not [*] in [*].

[*] We will [*] any remaining [*] and [*] for their [*] on [*].

[*] We will [*] the [*] and [*] of various [*] aimed at [*]. To date we have found that [*] specifically [*], yield a [*] of [*]. Clearly, additional [*] of additional [*] is [*]to see if there are [*].

Industrial Hemp Pilot Research Project

A second component of this research proposal is the desire by the University of Virginia to institute an Industrial Hemp research project in cooperation with 22nd Century Limited, LLC. A [*] has been put forth to [*] to [*] or [*] for the purpose of [*]. A copy of the [*] this document [*]. The main aspects of the [*] are detailed here.

[*] At the present time the [*] for [*] are not [*]. Some [*] has been [*] in the [*] of [*] within the [*]. A [*] is available. Our goal is to [*] the [*] and [*] of the [*] under [*] for selection of [*], and [*] efficient [*] using [*]protocols as our [*]. These [*] are an [*] to the [*] of [*] with specifically [*] composition, [*] characteristics, and [*].

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We define [*] within the context of [*]:

[*] The [*] of [*], and their [*] under [*] and [*], is an [*] in both [*] as well as in [*]. At the present time [*] is [*] about the [*] for [*] and even [*] is available of the [*] of [*] among different [*]. The [*] reports [*] at [*] but the [*] are [*] and often [*] is to begin with [*] to determine the [*] of several [*] provided to [*] to general [*] conditions in order to [*]which [*] and which [*][*] are most [*] in the establishment of [*] leading to [*].

To this end, [*] and [*] from [*] of the various [*] will be [*] on [*] supplemented with a [*]. To promote [*] and/or [*] derived from a range of [*] and [*] will be exposed to [*] in the [*] and [*] to the [*]. This is a [*] we have [*] in the [*] to determine [*].

In conjunction with the development of [*] for [*], we will also [*] the optimal [*] for [*] based upon the [*] of one of several [*] available in the [*]. This includes both [*] and the use of [*]. While there have been [*] of the [*] of [*], the [*] for research and practical purposes is [*] to the ability to [*] and [*]. This has not been [*].

While the ability to [*] is likely [*], the ability to [*] with the [*] of [*] from [*] could be an [*] activity since the [*] (e.g., some [*] are easy to [*] others are [*]), in [*] and [*] all [*] a [*] role in defining the [*] of [*]. Our expertise over the past three decades has been in [*] and, therefore, the [*] in the [*] of the project is to [*].

[*] Industrial hemp faces legal challenges at the Federal level partly because it is [*] to [*] between [*] of hemp grown for [*] and the [*] grown for [*]. While pursuing [*] with [*] that are [*] from [*] can be done [*], developing an [*] that can easily be [*] from [*] by [*] would be a [*] to [*]. We propose to [*] the [*] to create [*] that would provide a [*] to [*]. There are several [*] that can be [*] based upon the [*] of [*] whose [*] are [*] by [*] and/or [*]. This work so [*] on the [*] of a [*] and would [*] in the [*] of the proposed [*].

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[*] A long term goal of [*] research is the [*] of [*] to create [*] that have only [*] of the [*] but [*] of [*] will serve as a [*] for a variety of [*]. This work involved [*] in the [*].

[*] A second goal of [*] is to [*] to identify [*] for [*] in the [*], and define accurately [*] that can [*] under [*] and [*] across the [*]. This work is [*] in our [*] and we [*] that the goal of [*] will be [*] upon which [*] are made [*] and the [*] of [*].

We are proposing to [*] on [*] or [*]. Our hope is to [*] at least [*] where we can [*] grown under [*] with those [*]. A randomized complete [*] will be utilized in which each provided [*] to be [*] is assigned to [*]. The [*] will be arranged in [*] will take place at or about the [*] (generally on the [*] or thereabouts) and the [*] will be [*] with a [*] to all either [*] with a [*] of [*] for [*] and [*] and [*] for [*]) and [*]. What this works out to be is an [*].

We hope to [*] the [*] in at least [*] that [*] with respect to [*] and [*]. To maximize the [*] gathered by this project, [*] and [*] will be acquired throughout the course of the [*]. Information regarding the [*] and [*] at all study sites will be taken at a [*]. Information gathered will include but not be limited to [*] and [*] content, [*] density, [*] point, [*] capacity, [*] percentage, [*] content, [*] capacity, [*] analysis. As needed, we will enlist the services of the [*] service to assist in these [*] contents will be measured using a [*] and a [*]. Sites will be monitored for [*] and [*] will be used to characterize [*] within the [*]. Weather stations will be established at each of the [*]. These weather stations will provide [*].

[*] and [*] will be measured for each [*] including: [*] of [*] of [*], and various aspects of [*] will include but are not limited to: [*], and such [*] as [*]. To compare [*] in the [*] we will [*] of [*] of [*] in [*] using a [*]. The [*] provides a means for [*] to [*] simultaneously including [*]. It also allows [*] of [*] on [*] and [*] at the time of [*] providing a [*] and [*] of [*].

The [*] to be monitored will be [*] and [*] of [*] of [*], and effective [*]. These are [*] that are [*] as a [*] in order to [*] that may be [*] for [*] for all [*] will be [*] when the [*] of [*] have [*] the [*] for [*] is indicated as [*].

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For [*], the [*] of the [*] is the [*] from [*] of the [*] or [*] of each [*] will be [*] from these [*] will be [*] as a [*] per [*] of [*] to enable comparison between [*] where [*] and [*] have been used.

[*] of the [*]will be [*] by [*] measured as described below. For [*] estimates, [*] of the [*] will be [*] from the [*] of each [*]. The [*] matter will be determined on [*] before and after [*] days at [*].

The [*] will be [*] by [*]. For [*] estimates, [*] will be [*] from the [*] of each [*] will involve [*] of the [*] only, which will be [*] for [*] at [*] in [*] in our [*] in the [*] can be [*] to provide [*] of [*]. Every day the [*] and the [*] in the [*] will be [*] to ensure access of the [*] to all [*]. Immediately after [*] the [*] will be [*] using appropriately [*]. At the end of the [*] the entire [*] will be then [*] for [*] for future [*].

For [*] that are [*] for [*] will be conducted to [*] and [*] of the [*] that was [*] under different [*] will also be [*] for [*] and [*] and [*]. Since [*] occurs in the [*] of [*], this lends itself to [*] during [*] under different [*]. Therefore, [*] and [*] will be evaluated for [*]. In [*] strains, we are expecting [*] of [*] and [*] of [*] and others. [*] will be performed [*] and as required under [*] will also be [*] to [*] in order to [*] the actual level of [*] in the [*]. The [*] has been [*] to [*] both a [*] from [*] and a [*] from the [*] are pending at this time.

The most common methods of [*] use either [*] or [*]. The [*] has considerable expertise in the [*] of [*] and has a [*] in the [*] suitable for [*]. Prior studies have reported a [*] of [*] and [*] for [*]. We will start using [*] containing [*] and [*] on a [*] and adjust [*] to identify the [*] and [*] for [*]. Appropriate [*] will be [*] will be measured in [*] from [*] and [*] and [*] and as [*] in [*] to compare [*] and [*] and [*].

[*] will be analyzed using [*] and [*] using the [*] for [*]. The effect of [*] will be considered [*] Since [*] and [*] can have a [*] on the [*] and [*] of a [*] will also include [*] of an [*] to realize the [*] of a [*]. The [*] of the [*] (determined by [*] and [*] all [*]) will be [*] to a [*] and the [*] over the [*] considered for the [*] of [*].

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During the [*] of the [*] we will use a [*] to [*] the general requirements of [*] at [*], while obtaining information on the [*] of the [*] under [*]. During [*] we hope to [*] any new [*] either [*] or [*] recommended by [*] under [*]. In this case, each [*] will be [*] to [*] and we will make [*] to the [*] based upon our [*] to [*].

Budget Justification

[*] will serve as the [*] on this project and will oversee the [*]of [*] and [*] of [*], and [*] also will be responsible for [*] the [*] by [*] and [*] will also be responsible for [*]with [*] of [*], and [*] with [*] will also coordinate with [*] and [*] involved in [*] of [*] will be [*] of his [*] to this [*] and is [*] and [*] to cover the [*] of [*] in the [*].

[*] are requested to [*] involved in the [*] is a [*] with [*] in [*] and [*].[*] has been primarily responsible for the [*] of this [*] and [*] in the [*] is [*].[*] will transition to the [*] as the [*].

[*] are also requested to [*] will work along with the [*] specifically on the [*] and [*] are time consuming and labor intensive. [*] is currently working on [*] and is [*] in all aspects of [*] and [*].

[*] and [*]for the [*] conform to current [*] levels. A [*] in [*] and [*] is factored into the [*] and will be provided as allowed under [*] and [*]. The [*]are calculated based on the following [*] and [*]The University of Virginia is an EO/AA employer.

C. Other Direct Costs:

[*] A [*] request is made to [*] the cost of [*] the general [*] and [*]. It also includes [*] and [*], and [*] required for [*]and [*]. This [*] also covers [*], and [*] and [*] necessary to conduct the [*]. The [*] requested for these items is based upon [*] per person [*] during the [*].

[*] Request is made to [*]. Users are provided general assistance in lieu of a [*].

[*] To defray the cost of [*]. We [*] by the [*] of [*] we use [*]. Included in [*] are [*] to support the [*] of a [*] associated with the [*].

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[*] are requested [*] to allow the [*] and/or the [*] to attend a [*] relevant to [*] and to meet with [*] at [*]to discuss [*], and to [*]

[*] To defray the cost of [*].

[*]. As required by [*] we must [*] of [*] for [*]. The cost is [*] per [*]; we base this request on the [*] of [*] to be [*].

[*]: Cost of [*] and [*]for [*]of [*]. Please note- we do not have a [*] on the [*] for [*]on any of the [*] or a [*] for the cost of [*]. Therefore, the [*] may be an [*] of [*] incurred in the [*].

8. Subawards: None

9. Capital Equipment: No capital equipment purchases are requested at this time.

D. Participant support costs: None.

[*] at the [*] are calculated based on [*] of [*] as approved for the [*].

[*]

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ATTACHMENT B

Named Supplier